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                                                                  EXHIBIT 10-f-3

                             CONEXANT SYSTEMS, INC.
                         2000 NON-QUALIFIED STOCK PLAN
                                AWARD AGREEMENT
                       STOCK OPTION TERMS AND CONDITIONS

1.    Definitions

      Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Plan. As used in these Stock Option Terms and Conditions, the following words and phrases shall have the respective meanings ascribed to them below unless the context in which any of them is used clearly indicates a contrary meaning:

      (a) AWARD AGREEMENT: These Stock Option Terms and Conditions together with the Grant Letter.

      (b)   CONEXANT: Conexant Systems, Inc., a Delaware corporation.

      (c) GRANT LETTER: The letter from the Company granting the stock option or stock options to the employee.

      (d) IVR: Integrated Voice Response system that is used to facilitate stock option transactions.

      (e) MELLON: Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services), the stock option administrator whom Conexant has engaged to administer and process all stock option exercises.

      (f) OPTIONS: The stock option or stock options listed in the first paragraph of the Grant Letter and which together with these Stock Option Terms and Conditions constitutes the Award Agreement.

      (g) OPTION SHARES: The shares of Conexant Common Stock issuable or transferable on exercise of the Options.

      (h) PLAN: Conexant's 2000 Non-Qualified Stock Plan, as such Plan may be amended and in effect at the relevant time.

      (i)   SHARES: Shares of Conexant Common Stock.

      (j) WEB: Mellon Employee ServiceDirect System that is used to facilitate stock option transactions and is accessible through Conexant NextWeb.

                                                 2000 NQSP DOMESTIC T&C 02-26-03
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2.    When Options May be Exercised

      The Options are vested and may be exercised per the schedule included in the Grant Letter, provided that:

      (a) if you die while an employee of Conexant, your estate, or any person who acquires the Options by bequest or inheritance, may exercise all the Options not theretofore exercised within (and only within) the period beginning on your date of death (even if you die before you have become entitled to exercise all or any part of the Options) and ending three (3) years thereafter;

      (b)   if your employment by Conexant terminates other than by death, then:

            (i) if your employment by Conexant is terminated for cause, the Options shall expire forthwith upon your termination and may not be exercised thereafter; and

            (ii) if your employment by Conexant terminates for any reason (including Disability) not specified in subparagraph (a) or in clause (i) of this subparagraph (b), you (or if you die after your termination date, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options within (and only within) the period ending three
                  (3) months after your termination date, but only to the extent they were exercisable on your termination date, it being understood that neither (1) your transfer from Conexant to a Subsidiary or affiliate of Conexant, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of Conexant to another, nor (2) a leave of absence duly authorized in writing by Conexant, shall be deemed a termination of employment;

      (c) the beginning exercise date of any unexercisable Options will be delayed for the length of time during which you are on an unpaid leave of absence duly authorized in writing by Conexant that exceeds six (6) months.

      The Committee may, in its discretion, extend the period during which Options may be exercised beyond the period set forth in subparagraphs (a) and (b)(ii) above, but in no event shall the provisions of the foregoing subparagraphs (a) and (b)(ii) extend to a date more than eight (8) years after the date of the grant, the period during which the Options may be exercised.

3.    Exercise Procedure

      (a) To exercise all or any part of the Options, you (or after your death, your estate or any person who has acquired the Options by bequest or inheritance) must contact Mellon by using the IVR or Web system as follows:

            (i) contact Mellon and follow the instructions provided (or contact Mellon using a rotary phone and speak to a customer service representative);

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            (ii)  confirm the Option transaction through the IVR or Web system by receiving a confirmation number;

            (iii) at any time you may speak to a customer service representative for assistance;

            (iv) full payment of the exercise price for the Option Shares to be purchased on exercise of the Options may be made by:

                  -     check; or

                  -     in Shares; or

                  -     in a combination of check and Shares; and

            (v) in the case of any person other than you seeking to exercise the Options, such documents as Mellon or the Secretary of Conexant shall require to establish to their satisfaction that the person seeking to exercise the Options is entitled to do so.

      (b) An exercise of the whole or any part of the Options shall be effective:

            (i) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price for the Option Shares entirely by check, (1) upon confirmation of your transaction by using the IVR or Web system and full payment of the exercise price and withholding taxes (if applicable) being received by Mellon within five (5) business days following the confirmation; and (2) receipt of any documents required pursuant to Section 3(a)(v); and

            (ii) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price of the Option Shares in Shares or in a combination of Shares and check, (1) upon confirmation of your transaction by using the IVR or Web system and full payment of the exercise price (as defined in Section 3(d)(i)) and withholding taxes (if applicable) being received by Mellon within five (5) business days following the confirmation; and (2) receipt of any documents required pursuant to Section 3(a)(v).

      (c) If you choose (or after your death, the person entitled to exercise the Options chooses) to pay the exercise price for the Option Shares to be purchased on exercise of any of the Options entirely by check, payment must be made by:

                  - delivering to Mellon a check in the full amount of the exercise price for those Option Shares; or

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                  -     arranging with a stockbroker, bank or other financial
                        institution to deliver to Mellon full payment, by check or (if prior arrangements are made with Mellon) by wire transfer, of the exercise price of those Option Shares.

            In either event, in accordance with Section 3(e), full payment of the exercise price for the Option Shares purchased must be made within five (5) business days after the exercise has been conducted and confirmed through the IVR or Web system.

      (d)   (i)   If you choose (or after your death, the person entitled to exercise the Options chooses) to use already-owned Shares to pay all or part of the exercise price for the Option Shares to be purchased on exercise of any of the Options, you (or after your death, the person entitled to exercise the Options) must deliver to Mellon one or more certificates (and executed stock powers), or authorize the book-entry transfer to Conexant of Shares, representing:

                  - at least the number of Shares whose value, based on the closing price of Common Stock of Conexant on the NASDAQ reporting system on the day you have exercised your Options through the IVR or Web system, equals the exercise price for those Option Shares; or

                  - any lesser number of Shares you desire (or after your death, the person entitled to exercise the Options desires) to use to pay the exercise price for those Option Shares and a check in the amount of such exercise price less the value of the Shares delivered, based on the closing price of Common Stock of Conexant on the NASDAQ reporting system on the day you have exercised your Options through the IVR or Web system.

            (ii) Mellon will advise you (or any other person who, being entitled to do so, exercises the Options) of the exact number of Shares, valued in accordance with Section 4 of the Plan at the closing price on the NASDAQ reporting system on the effective date of exercise under Section 3(b)(ii), and any funds required to pay in full the exercise price for the Option Shares purchased. In accordance with Section 3(e), you (or such other person) must pay, by check, in Shares or in a combination of check and Shares, any balance required to pay in full the exercise price of the Option Shares purchased within five (5) business days following the confirmation of such exercise of the Options under Section 3(b)(ii).

            (iii) Notwithstanding any other provision of the Award Agreement, the Secretary of Conexant may limit the number, frequency or volume of successive exercises of any of the Options in which payment is made, in whole or in part, by delivery of Shares pursuant to this subparagraph (d) to prevent unreasonable pyramiding of such exercises.

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      (e)   An exercise conducted and confirmed through the IVR or Web system, whether or not full payment of the exercise price for the Option Shares is received by Mellon, shall constitute a binding contractual obligation by you (or the other person entitled to exercise the Options) to proceed with and complete that exercise of the Options (but only so long as you continue, or the other person entitled to exercise the Options continues, to be entitled to exercise the Options on that date). By your acceptance of this Award Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) to deliver or cause to be delivered to Mellon any balance of the exercise price for the Option Shares to be purchased upon the exercise pursuant to the transaction conducted through the IVR or Web system required to pay in full the exercise price for those Option Shares, that payment being by check, wire transfer, in Shares or in a combination of check and Shares, on or before the fifth (5th)business day after the date on which you confirm the transaction through the IVR or Web system. IF SUCH PAYMENT IS NOT MADE, YOU (FOR YOURSELF AND ON BEHALF OF ANY OTHER PERSON WHO BECOMES ENTITLED TO EXERCISE THE OPTIONS) AUTHORIZE CONEXANT, IN ITS DISCRETION, TO SET OFF AGAINST SALARY PAYMENTS OR OTHER AMOUNTS DUE OR WHICH MAY BECOME DUE YOU (OR THE OTHER PERSON ENTITLED TO EXERCISE THE OPTIONS) ANY BALANCE OF THE EXERCISE PRICE FOR THOSE OPTION SHARES REMAINING UNPAID THEREAFTER.

      (f) A book-entry statement representing the number of Option Shares purchased will be issued as soon as practicable (i) after Mellon has received full payment therefor or (ii) at Conexant's or Mellon's election in their sole discretion, after Conexant or Mellon has received (x) full payment of the exercise price of those Option Shares and (y) any reimbursement in respect of withholding taxes due pursuant to Section 5.

4.    Transferability

      The Options are not transferable by you other than by (a) will, (b) the laws of descent and distribution, or (c) upon dissolution of your marriage pursuant to a domestic relations order. Also, during your lifetime, only you are entitled to exercise your Options. Notwithstanding the foregoing, by delivering written notice to Conexant, in a form satisfactory to Conexant, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Options.

5.    Withholding

      CONEXANT OR MELLON SHALL HAVE THE RIGHT, IN CONNECTION WITH THE EXERCISE OF THE OPTIONS IN WHOLE OR IN PART, TO DEDUCT FROM ANY PAYMENT TO BE MADE BY CONEXANT OR MELLON UNDER THE PLAN AN AMOUNT EQUAL TO THE TAXES REQUIRED TO BE WITHHELD BY LAW WITH RESPECT TO SUCH EXERCISE OR TO REQUIRE YOU (OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTIONS) TO PAY TO IT AN AMOUNT SUFFICIENT TO PROVIDE FOR ANY SUCH TAXES SO REQUIRED TO BE WITHHELD. BY YOUR ACCEPTANCE OF THIS AWARD AGREEMENT, YOU AGREE (FOR YOURSELF AND ON BEHALF OF ANY OTHER PERSON WHO BECOMES ENTITLED TO EXERCISE THE OPTIONS) THAT IF CONEXANT OR MELLON ELECTS TO REQUIRE YOU (OR SUCH OTHER PERSON) TO

                                                 2000 NQSP DOMESTIC T&C 02-26-03

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      REMIT AN AMOUNT SUFFICIENT TO PAY SUCH WITHHOLDING TAXES, YOU (OR SUCH
      OTHER PERSON) MUST REMIT THAT AMOUNT WITHIN FIVE (5) BUSINESS DAYS AFTER THE CONFIRMATION OF THE OPTION EXERCISE (SECTION 3(a)(ii)). IF SUCH PAYMENT IS NOT MADE, CONEXANT, IN ITS DISCRETION, SHALL HAVE THE SAME RIGHT OF SET-OFF WITH RESPECT TO PAYMENT OF THE WITHHOLDING TAXES IN CONNECTION WITH THE EXERCISE OF THE OPTION AS PROVIDED UNDER SECTION 3(e) WITH RESPECT TO PAYMENT OF THE EXERCISE PRICE.

6.    Rights as Shareowner

      You will not have any rights as a shareowner with respect to any Option Shares unless and until you become the holder of such Option Shares on the books and records of Conexant.

7.    Headings

      The section headings contained in these Stock Option Terms and Conditions are solely for the purpose of reference, are not part of the agreement of the parties and shall in no way affect the meaning or interpretation of this Award Agreement.

8.    References

      All references in these Stock Option Terms and Conditions to sections, paragraphs, subparagraphs or clauses shall be deemed to be references to sections, paragraphs, subparagraphs and clauses of these Stock Option Terms and Conditions unless otherwise specifically provided.

9.    Entire Agreement

      This Award Agreement and the Plan embody the entire agreement and understanding between Conexant and you with respect to the Options, and there are no representations, promises, covenants, agreements or understandings with respect to the Options other than those expressly set forth in this Award Agreement and the Plan.

10.   Applicable Laws and Regulations

      This Award Agreement and Conexant's obligation to issue Option Shares hereunder are governed by the laws of the State of Delaware, without regard to its conflicts of laws principles, and the Federal law of the United States.

                                                 2000 NQSP DOMESTIC T&C 02-26-03

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[Date]

[Name]
[Address]

Account Number: [ID Number]

Dear [Name]:

We are pleased to notify you that the Board of Directors has granted you the following Stock Option Award.

GRANT DATE       GRANTED FROM CONEXANT PLAN        OPTION PRICE      NUMBER OF OPTIONS
----------       --------------------------        ------------      -----------------
              2000 Non-Qualified Stock Plan

This Stock Option Award has been granted and may be exercised only upon the terms and conditions of the Stock Option Agreement, subject in all respects to the provisions of the Plan, as may be amended. The Plan, together with this Grant Letter and the Stock Option Terms and Conditions are incorporated in and are part of this Stock Option Agreement.

The options may be exercised, in whole or in part (but only for a whole number of shares) and at one time or from time to time per the vesting schedule below. All exercises must take place at least one day prior to the expiration of the Option. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

VESTING SCHEDULE
Anniversary of Grant:
Shares vested on and after that date:

All documents relating to this award are available for viewing and printing on the Human Resources Department Website. To access this information, please go to Conexant NextWeb, select Departments, Human Resources, Compensation, Stock Administration. The documents available for viewing and printing at this website location are the relevant Plan, Prospectus, Terms and Conditions, Stock Option Participant Guide, and Insider Trading Policy. The Terms and Conditions for this award can be accessed by selecting the Terms and Conditions for the relevant Plan and your country. If you choose not to download these documents, if you do not have access to Conexant NextWeb, or if you encounter problems accessing this site, please contact Stock Administration at (949) 483-4525 or stock.admin@conexant.com to receive paper copies of these documents at no cost. Please read all documents carefully.

                                             CONEXANT SYSTEMS, INC.

                                             /s/ Dennis E. O'Reilly

                                             Dennis E. O'Reilly
                                             Senior Vice President,
                                             Chief Legal Officer and Secretary